UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2008

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K filed May 6, 2008 for the event of May 5, 2008.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 5, 2008, I-many, Inc., a Delaware corporation (“I-many”), completed its acquisition of Edge Dynamics, Inc., a Delaware corporation (“Edge”), pursuant to an Agreement and Plan of Merger, dated as of May 2, 2008 (the “Merger Agreement”), by and among I-many, I-many Demand Corp., a Delaware corporation and wholly-owned subsidiary of I-many (“Merger Sub”), Edge, and Paul Holland as Stockholders’ Representative. At the effective time of the merger (the “Merger”), Merger Sub was merged with and into Edge, with Edge being the surviving corporation on the terms and subject to the conditions set forth in the Merger Agreement.

In connection with the closing of the Merger, I-many paid to the Edge preferred stockholders a total of $500,000 in cash in exchange for their shares of Edge preferred stock. Common stockholders did not receive any consideration. I-many also paid off $1.7 million of the outstanding indebtedness of Edge and assumed liabilities of approximately $2.9 million. In connection with the Merger, I-many has incurred transaction costs of approximately $345,000. The funds used by I-many to complete the Merger were from cash on hand.

The Merger is intended to qualify as a tax-free reorganization within the meaning of Sections 361 and 368 of the Internal Revenue Code of 1986, as amended. The terms of the Merger Agreement and the Merger were determined on the basis of arm’s-length negotiations among the parties. The board of directors of I-many and the board of directors and the stockholders of Edge approved the Merger Agreement and the Merger. Prior to the execution of the Merger Agreement, none of the Registrant, its affiliates, officers or directors or any associate of any such officer or director, had any material relationship with Edge or any of Edge’s other stockholders.

Prior to the Merger, Edge developed and marketed channel- and demand-management software to companies in the pharmaceutical industry. I-many currently intends to continue to use the tangible assets of Edge and its intellectual property substantially in the same manner in which they were used by Edge immediately prior to the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to I-many’s Current Report on Form 8-K dated May 5, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

The following financial statements of Edge and the notes related thereto are included herein as Exhibit 99.2:

(i)	balance sheets as of December 31, 2007 (audited) and March 31, 2008 (unaudited);

(ii)	statements of operations for the year ended December 31, 2007 (audited) and for the three months ended March 31, 2007 and 2008 (both unaudited);

(iii)	statements of mandatorily redeemable convertible preferred stock and shareholders’ deficit for the year ended December 31, 2007 (audited) and for the three months ended March 31, 2008 (unaudited); and

(iv)	statements of cash flows for the year ended December 31, 2007 (audited) and for the three months ended March 31, 2007 and 2008 (both unaudited).

(b)	PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements of I-many and Edge and the notes related thereto are included herein as Exhibit 99.3:

(i)	balance sheet as of March 31, 2008; and

(ii)	statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008.

(d)	EXHIBITS

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of May 2, 2008 by and among I-many, Inc., I-many Demand Corp., Edge Dynamics, Inc. and Paul Holland as Stockholders’ Representative

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1*	Press Release dated May 5, 2008.

99.2	Financial statements of businesses acquired.

99.3	Pro forma financial information.

*	Previously filed with the Registrant’s Current Report on Form 8-K dated May 5, 2008 and filed on May 6, 2008 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date: July 21, 2008	By:	/s/ Kevin M. Harris
Kevin M. Harris
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of May 2, 2008 by and among I-many, Inc., I-many Demand Corp., Edge Dynamics, Inc. and Paul Holland as Stockholders’ Representative

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1*	Press Release dated May 5, 2008.

99.2	Financial statements of businesses acquired.

99.3	Pro forma financial information.

*	Previously filed with the Registrant’s Current Report on Form 8-K dated May 5, 2008 and filed on May 6, 2008 and incorporated herein by reference.